Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM COMPANY ANNOUNCES

CHANGE IN COMPANY LEADERSHIP

TULSA, Okla.—(BUSINESS WIRE) — June 7, 2017 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) announced today that Nelson M. Haight, Executive Vice President & Chief Financial Officer of the Company, would resign from his position effective June 15, 2017 to explore other opportunities in the E&P sector.  Subsequent to Mr. Haight’s departure, his duties and responsibilities will be assumed by other members of the Company’s management team.

Jake Brace, the Company’s President & Chief Executive Officer commented, “Nelson has contributed a tremendous amount during his tenure at Midstates and he has provided outstanding leadership and guidance during a very critical time for the Company.  We will miss his contributions very much.”

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

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Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com